Exhibit 99.1

Bulldog Technologies Announces Partnership with One of the World’s

Largest Satellite Service Providers

Bulldog Signs Resellers Agreement with Satamatics, Inmarsat D+ Satellite Service Provider

RICHMOND, British Columbia, June 9, 2005 – Bulldog Technologies Inc. (OTC BB: BLLD), a leading provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, announced today that it has signed a Resellers Agreement with Satamatics, a satellite data services provider, which operates the Inmarsat D+ global satellite communication service.

Satamatics provides low data rate satellite-based, mobile messaging and telematics services. Under the agreement, Satamatics’ bellwether product offering, SAT101, will be inte grated and sold with two of Bulldog’s applications; 1) RoadBOSSTM, a portable seal/sensor used for monitoring trailers and intermodal containers at any time during the supply chain and delivery process; and 2) TankerBOSSTM, an electronic security solution that monitors internal fluid levels and ingress and egress points on tanker trucks.

Currently, Bulldog has a number of key business opportunities that require the communication of security data across a global satellite infrastructure. Bulldog projects an increase in sales of the RoadBOSSTM and TankerBOSSTM products in Latin America and Middle Eastern countries that require a global satellite data solution like the SAT101.

”Bulldog has become a leader in wireless security solutions for the cargo transportation industry. The combination of a wireless security application integrated with a global satellite network like Satamatics’ Inmarsat D+ service provides a security solution operable throughout the world. This agreement strengthens both companies’ value proposition going forward,” said Brian Hester, President and COO of Satamatics USA.

“We are pleased to partner with Satamatics to implement our wireless security and sensor network platforms. Satamatics’ technology provides Bulldog’s customers a global satellite-based tracking and monitoring capability in conjunction with our security applications, further enhancing our product offering. This agreement provides Bulldog with an elegant technical solution and enhances Satamatics’ revenue potential in the security arena. We believe this partnership will play a key role as we continue to expand the global reach of our advanced, proprietary products,” said Richard Booth, Bulldog’s VP of Sales and Marketing.

About Satamatics

Satamatics delivers advanced telematics products that track, monitor and control remote assets across land, sea or air or at fixed-site remote installations and premises. Their telematics services transform logistics efficiency and the security of remote assets. They enhance the performance and improve the utilization of land transport and marine fleets. Satamatics products also facilitate SCADA capabilities for customers in the energy, environment and utilities sectors. Their service offers the unmatched combination of global coverage, low-latency message transmission and low end-user operating costs.

For further information, visit Satamatics on the Web at http:/www0.satamatics.com.

About Bulldog Technologies

Bulldog Technologies, Inc., a leading provider of wireless security solutions and sensor networks, researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSSTM (Bulldog Online Security Solution) devices and solutions for use in the supply chain focusing on the cargo transportation and storage industry. Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable assets/cargo during the transport, storage and delivery supply chain process.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com.

Contact Information:

Investor Relations

Todd Fromer/Michael Cimini

KCSA Worldwide

(212) 896-1215 / (212) 896-1233

tfromer@kcsa.com / mcimini@kcsa.com

800 Second Avenue, 5th Floor

New York, NY 10017

Press Contact

Jan Roscovich

Bulldog Technologies Inc.

(604) 271-8656

Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DVS undertakes no obligation to update such statements.